RULE 18f-3 PLAN

1.         A portfolio (“Portfolio”) of The RBB Fund Trust (“Trust”) may issue more than one class of voting stock (“Class”), provided that:

(a)       Each such Class:

(1)        (i) Shall have a different arrangement for shareholder services or the distribution of securities or both, and shall pay all of the expenses of that arrangement; and

(ii) May pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Portfolio’s assets, if those expenses are actually incurred in a different amount by that Class, or if the Class receives services of a different kind or to a different degree than other Classes;

(2)       Shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement;

(3)       Shall have separate voting rights on any matter submitted to shareholders in which the interests of one Class differ from the interests of any other Class; and

(4)       Shall have in all other respects the same rights and obligations as each other class.

(b)       Expenses may be waived or reimbursed by the Portfolio’s adviser, underwriter, or any other provider of services to the Portfolio.

(c)         (1)       Any payments made under paragraph (a)(1)(i) of this Amended Rule 18f-3 Plan (the “Plan”) shall conform to Appendix A to this Plan, as such Appendix A shall be amended from time to time by the Board of Trustees of the Trust (“Board”).

(2)       Before any vote on the Plan or Appendix A, the Trustees shall be provided, and any agreement relating to a Class arrangement shall require the parties thereto to furnish, such information as may be reasonably necessary to evaluate the Plan.

(3)       The provisions of the Plan in Appendix A are severable for each Class, and whenever any action is to be taken with respect to the Plan in Appendix A, that action will be taken separately for each Class.

(d)       A Portfolio may offer a Class with an exchange privilege providing that securities of the Class may be exchanged for certain securities of another Portfolio or another Class of the same Portfolio. Such exchange privileges are summarized in Appendix B, as may be modified by the Board from time to time, and are set forth in greater detail in the prospectuses of each of the Classes.

Appendix A

RBB FUND TRUST

Current Distribution Fee Levels

As of December 21, 2023

Adviser / Series	Class	12b-1 Plan	Non 12b-1	Front-End Sales Charge
F/m Investments d/b/a North Slope Capital, LLC
Evermore Global Value Fund	Investor Class	0.25%	No	No
	Institutional Class	No	No	No

P/E Global, LLC
P/E Global Enhanced International Fund	Class A	0.25%	No	3.50%
	Investor Class	0.25%	No	No
	Institutional Class	No	No	No

Torray Investment Partners LLC
Torray Fund	1 Class	No	No	No

Penn Capital Management Company LLC
Penn Capital Short Duration High Income Fund	1 Class	No	No	No
Penn Capital Opportunistic High Income Fund	1 Class	No	No	No
Penn Capital Special Situations Small Cap Equity Fund	1 Class	No	No	No
Penn Capital Mid Cap Core Fund	1 Class	No	No	No

Appendix B

EXCHANGE PRIVILEGES OF THE PORTFOLIOS

OF THE RBB FUND TRUST*

*During periods when these Portfolios are closed they are not eligible for exchange with the exception of an exchange from one class of shares into another class of shares within the same Portfolio.

FAMILY	Each Portfolio (Class) . . .	May Be Exchanged For Any of

P/E Global Enhanced International Fund

P/E Global Enhanced International Fund (Class A)*

P/E Global Enhanced International Fund (Investor Class)*

P/E Global Enhanced International Fund (Institutional Class)*

*provided the shareholder meets the eligibility requirements for the class shares are being exchanged for or is otherwise eligible to purchase that class of shares

P/E Global Enhanced International Fund (Class A) P/E Global Enhanced International Fund (Investor Class) P/E Global Enhanced International Fund (Institutional Class)
Penn Capital Funds

Penn Capital Short Duration High Income Fund (Institutional Class)

Penn Capital Opportunistic High Income Fund (Institutional Class)

Penn Capital Special Situations Small Cap Equity Fund (Institutional Class)

Penn Capital Mid Cap Core Fund (Institutional Class)

Penn Capital Short Duration High Income Fund (Institutional Class)

Penn Capital Opportunistic High Income Fund (Institutional Class)

Penn Capital Special Situations Small Cap Equity Fund (Institutional Class)

Penn Capital Mid Cap Core Fund (Institutional Class)

Evermore Global Value Fund

Evermore Global Value Fund (Investor Class)*

Evermore Global Value Fund (Institutional Class)*

*provided the shareholder meets the eligibility requirements for the class shares are being exchanged for or is otherwise eligible to purchase that class of shares

Evermore Global Value Fund (Investor Class)* Evermore Global Value Fund (Institutional Class)

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